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                                                                   EXHIBIT 10.50


                                    GUARANTEE

THIS GUARANTEE is made in Grand Cayman, Cayman Islands, this 11th day of Feb, Two Thousand and Three

BY: -

CONSOLIDATED WATER COMPANY LIMITED, a company duly incorporated in the Cayman Islands and having its principal executive offices Trafalgar Place, West Bay, Grand Cayman ("CWCO"),

TO: -

THE GOVERNOR OF THE CAYMAN ISLANDS ("Governor")

WHEREAS: -

A. Pursuant to a Licence to Produce Potable Water from Seawater made the 25th day of April 1994, as amended by and Amendment and a Supplemental Licence, both dated the 29th day of February, 1996 ("the Licence"), and further amended on the 30th day of January 2001, between the Governor, the Water Authority-Cayman ("the Authority"), and Ocean Conversion (Cayman) Ltd. ("the Company"), the Company has contractual obligations in connection with the supply to the Government and the Authority of certain quantities of potable water and other obligations.

B. A requirement of the Licence is that Edmund Gibbons Ltd. ("EGL") guarantee the obligations of OCL to the Government and the Authority under the License if the Company fails to fulfill those obligations, which guarantee was provided by EGL on the 5th day of May, 1994 ("the EGL Guarantee")

C. In connection with the acquisition of the Company by CWCO, CWCO shall guarantee the obligations of the Company to the Government and the Authority under the License if the Company fails to fulfill those obligations, which guarantee CWCO has agreed to provide on the terms contained in this Guarantee, replacing the EGL Guarantee.

NOW THIS GUARANTEE WITNESSES as follows:

1. In this Guarantee "the Licence" means the Agreement, as amended, referred to in Recital A.

2.       (a)      CWCO guarantees to pay to the Government within twenty-one
                  (21) days of demand all money now or hereafter due or owing or incurred by the Company to the Government or the Authority in whatever currency denominated pursuant to the Licence on a full indemnity basis, and guarantees the performance by the Company of all its other obligations to the Government and the Authority under the Licence within thirty (30) days of written notice from the Government.

         (b) CWCO furthermore assumes any and all past or present liability of EGL under the terms of the EGL Guarantee that was or may be incurred during the period from the date of the commencement to the date of termination of the EGL Guarantee (the


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                  "EGL Guarantee Period"), and CWCO guarantees to pay to the
                  Government within twenty-one (21) days of demand all money due or owing or incurred by the company to the Government or the Authority during the EGL Guarantee Period.

         (c) The liability of CWCO shall not be affected nor shall this Guarantee be discharged or diminished by reason of:-


                  (i) Any past, present or future security or right or remedy held by or available to the Government or the Authority becoming or being wholly or part void, voidable or unenforceable on any ground whatsoever or by the Government or the Authority dealing with exchanging, varying, realizing or releasing or failing to perfect or enforce any of them, or;

                           the Government or the Authority compounding with discharging, releasing, or granting any time, indulgence, or concession to the Company, or;

                           any act or omission which would not have discharged or affected the liability of CWCO had it been a principal debtor instead of a guarantor or by anything done or omitted which but for this provision might operate to exonerate CWCO.

3.       Costs

         All costs, legal fees, and other expenses in the preparation and execution of this Guarantee shall be borne and paid by the party incurring the cost.

4.       Successors and Assigns

         This Guarantee shall endure for the benefit of and be binding on the respective successors in title and permitted assigns of each party and CWCO shall procure that each transferee of the benefit of the Licence shall execute a deed with the other party by which the transferee agrees to be bound by terms identical, mutatis mutandis, to the terms of this Guarantee (including the terms of this clause).

5.       Waiver, Forbearance Variation and Term

         (a) The rights of either party shall not be prejudiced or restricted by indulgence or forbearance extended to the other party in respect of any breach.

         (b) Subject to the provisions of sub-clause 5(c) and (d) below, this Guarantee shall not be varied or canceled, unless the variation or cancellation is expressly agreed in writing by a duly authorized director of each party.

         (c) For the avoidance of doubt this Guarantee by CWCO relates only to the covenants of the Company under the Licence and shall expire upon the termination of the Licence for whatever reason, and shall thereafter be null and void and of no further effect whatsoever, except in relation to liabilities existing at the date of termination of the Licence.


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         (d)      This Guarantee shall cease and be of no further effect
                  immediately on the variation of the terms of the Licence in accordance with clause 31 of the Licence, unless such variation is approved in writing by CWCO.

6.       Governing Law

              The construction, validity and performance of this Guarantee shall be governed in all respects by Cayman Islands Law.

              Except as may be set out elsewhere in this Guarantee, the Grand Court of the Cayman Islands shall have jurisdiction to settle any dispute which may arise between the parties in respect of the construction, validity, or performance of this Guarantee or as to the rights and liabilities of the parties under it.

7.       Severability

         If any of the provisions of this Guarantee is found by any court or other competent authority to be void or unenforceable, that provision shall be deemed to be deleted from this Guarantee and the remaining provisions of this Guarantee shall continue in full force and effect. Notwithstanding the foregoing, the parties shall thereupon negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for the provision so found to be void or unenforceable.

8.       General Matters

         (a) This Guarantee supersedes any previous agreement between the parties in relation to the matters dealt with in it and represents the entire understanding between the parties in relation to them.

         (b) Words denoting the singular number only include the plural and vice versa.

         (c) Unless the context otherwise requires, reference to any clause is to a clause of this Guarantee.

         (d) The headings in this Guarantee are inserted for convenience only and shall not effect the construction of it.

9.       Notices

         Any notices to be given under this Guarantee shall be sent by registered mail. The address for service of each party shall be its address stated above or any other address for service previously notified to the other party or (in the absence of any such notification) its last known address. A notice shall be deemed to have been served at the time of delivery. In proving such service, it shall be sufficient to prove that delivery was made.


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SIGNED for and on behalf of                  Consolidated Water Company Ltd.
Consolidated Water Company Ltd. by
Frederick W. McTaggart, Director,   )
and Peter Rubbins, Secretary,
in the presence of:                 )        Per: /s/ F.W. McTaggart
                                    )            ------------------------
                                    )                 Director


/s/ B. Santha
-------------------------------              Per: /s/ P.D. Ribbins
 Witness  Brent Santha                            -----------------------
         Management Accountant
         P.O. Box 1114GT Grand Cayman



                                     PROBATE



BE IT REMEMBERED that on this 11th day of February, 2003, before me the undersigned a Notary Public in and for Cayman Islands personally came and appeared one Brent Santha an attesting witness to the due execution of the within Guarantee who being by me duly sworn made oath and said that he was present and did see F.W. McTaggart and P.D. Ribbins, Director and Secretary respectively of Consolidated Water Company Ltd., sign, seal, and as for the proper act and deed of Consolidated Water Company Ltd. execute, acknowledge, and deliver said Guarantee for the purposes therein mentioned.

/s/ Brent Santha                             /s/ Jeffrey M. Parker
-----------------------                      -----------------------------
 Witness  Brent Santha                       NOTARY PUBLIC in and for
          Management Accountant              Cayman Islands (my commission
          P.O. Box 1114GT, Cayman Islands    expires 1/31/04)



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